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                                                                     Exhibit 3.1

                             Chapman and Cutler LLP
                                 111 West Monroe
                             Chicago, Illinois 60603


                                  July 8, 2004

Claymore Securities, Inc.
210 North Hale Street
Wheaton, Illinois  60187

     Re:      Claymore Securities Defined Portfolios, Series 183
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Gentlemen:

     We have served as counsel to Claymore Securities Defined Portfolios, Series 183 (hereinafter referred to as the "FUND"), in connection with the issuance, under the Reference Trust Agreement dated the date hereof between Claymore Securities, Inc., as Depositor, and The Bank of New York, as Trustee, of Units of fractional undivided interest in the one or more Trusts of said Fund (hereinafter referred to as the "UNITS").

     In connection therewith, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

     1. The execution and delivery of the Reference Trust Agreement and the establishment of book entry positions evidencing the Units in the Trust(s) of the Fund have been duly authorized; and

     2. The book entry positions evidencing the Units in the Trust(s) of the Fund when duly established in accordance with the aforementioned Reference Trust Agreement, will constitute valid and binding obligations of such Trust(s) and the Depositor in accordance with the terms thereof.

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     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement (File No. 333-116598) relating to the Units referred to above and to the use of our name and to the reference to our firm in said Registration Statement and in the related Prospectus.

                                        Respectfully submitted,

                                        /s/ Chapman and Cutler LLP
                                        ----------------------------
                                        Chapman and Cutler LLP